EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-effective Amendment No.1 to Registration Statement Number 333-84931 of Borg-Warner Automotive, Inc. on Form S-3 of our report dated January 30, 1999 (February 22, 1999 as to the third paragraph of Note 14) incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Chicago, Illinois
September 20, 1999